Exhibit 10.3

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Third Amendment (“Amendment”) is made as of the 10th day of March, 2013 to the Employment Agreement (“Employment Agreement”) dated as of January 17, 2003, as subsequently amended, by and between Boston Properties, Inc., a Delaware corporation with its principal executive office in Boston, Massachusetts (the “Company”), and Mortimer B. Zuckerman (“Employee”).

WHEREAS, the parties hereto desire to amend the Employment Agreement to extend the term; and

WHEREAS, the parties hereto desire that this Amendment be deemed a modification and an amendment to the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee agree as follows:

1. Paragraph 1 of the Employment Agreement is amended by deleting said Paragraph in its entirety and substituting therefor the following:

“1. TERM. Subject to the provisions of Paragraph 8, the term of employment pursuant to this Agreement (the ‘Term’) shall run through July 1, 2014 unless further extended by mutual agreement.”

2. All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company and by Employee as of the date first above written.

BOSTON PROPERTIES, INC.

By:	/s/ Eric G. Kevorkian
	Name:	Eric G. Kevorkian
	Title:	Senior Vice President,
Senior Corporate Counsel

/s/ Mortimer B. Zuckerman
Mortimer B. Zuckerman